SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 13, 2004

                                MORGAN STANLEY
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

             1-11758                          36-3145972
     (Commission File Number)        (IRS Employer Identification No.)



          1585 Broadway
        New York, New York                      10036
 (Address of principal executive              (Zip Code)
             offices)

                                (212) 761-4000
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

      On November 15, 2004, Morgan Stanley (the "Company") issued the press release attached to this Form 8-K as Exhibit 99.1 announcing that Discover Financial Services, Inc. ("Discover"), a business unit of the Company, had agreed to acquire PULSE EFT Association ("PULSE") for an aggregate purchase price of approximately $311 million and other strategic value. The acquisition is expected to close in approximately 60 days, subject to regulatory and PULSE member approval and customary closing conditions.

                                     * * *

      The information above may contain forward-looking statements. These statements, which reflect management's beliefs and expectations, are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Forward-Looking Statements" immediately preceding
Part I, Item 1, "Competition" and "Regulation" in Part I, Item 1 and "Certain Factors Affecting Results of Operations" under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of the Company's Annual Report on Form 10-K/A for the fiscal year ended November 30, 2003 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Quarterly Reports on Form 10-Q (including any Forms 10-Q/A) for fiscal 2004.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits:

Exhibit
Number               Description
------               -----------
99.1                 Press release dated November 15, 2004

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               MORGAN STANLEY


                               By:    /s/ William J. O'Shaughnessy, Jr.
                                      ---------------------------------
                                  Name:   William J. O'Shaughnessy, Jr.
                                  Title:  Assistant Secretary

Date:  November 15, 2004